EXHIBIT 99.2


RTN. ER. D. NATARAJAN B.E., CIVIL, M.I.E.                       50A, 3rd Street,
CHARTERED ENGINEER                                          S.S. Nagar Palanipet
Registered & Approved Engineer                                         Arakkonam
Approved By The Board of Engineers Tamilnadu Govt.              Vellore District
Panel Engineer:  Vellore District                             Cell: 944-310-6470
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                                                              Date:  15*12*2009.

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SI NO.           DESCRIPTION OF ITEMS                 RATE              UNIT
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  1.       Cost of Land lying in Survey No.     Rs. 1.75 Lakhs       Each cent.
           343/1, 347, 348/4, 348/B1, 353       (Rupees One Lakh
           Part and 357/1 of Kavanoor           Seventy-Five
           village, Arakkonam Taluk,            Thousand only)
           Vellore  District,
           Tamilnadu State, India,

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                                            /s/ D. NATARAJAN
                                            ____________________________________
                                            Er. D. NATARAJAN, B.E.(CIVIL),
                                            M.I.E., FIV., Chartered  Engineer
                                            PANEL ENGINEER WITH THE COLLECTOR OF
                                            VELLORE Dist. No. 50A, 3rd St., S.S.
                                            Nagar, Palanipet ARAKKONAM - 631 002